PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

FOR IMMEDIATE RELEASE
Brighthouse Financial Announces Third Quarter 2018 Results

•	Third quarter 2018 net loss available to shareholders of $271 million, driven primarily by net derivative mark-to-market impacts

•	Adjusted earnings* of $270 million improved sequentially, driven by lower corporate expenses, lower claims, and higher net investment income

•	Annuity sales grew 43 percent over the third quarter of 2017

•	Variable annuity assets above CTE98 in excess of $600 million, including the impact of NAIC variable annuity capital reform

•	Company repurchased $42 million of its common stock during the quarter
CHARLOTTE, NC, November 5, 2018 — Brighthouse Financial, Inc. ("Brighthouse Financial”) (Nasdaq: BHF) announced today its financial results for the third quarter ended September 30, 2018.
Third Quarter 2018 Results
The company reported a net loss available to shareholders of $271 million in the third quarter of 2018, or $2.26 on a per share basis, compared to net loss available to shareholders of $943 million in the third quarter of 2017.(1) The company ended the third quarter of 2018 with stockholders' equity (“book value”) of $12.9 billion, or $108.45 on a per share basis, and book value, excluding accumulated other comprehensive income (“AOCI”), of $12.3 billion, or $103.80 on a per share basis.

For the third quarter of 2018, the company reported adjusted earnings of $270 million, or $2.23 on a per share basis.

The adjusted earnings for the quarter reflected $44 million of net unfavorable notable items, or $0.37 on a per share basis, including:

•	A $146 million net favorable impact related to the annual actuarial review completed in the third quarter;

_______________________

(1) As previously reported, the net loss in the third quarter of 2017 included a $1,073 million non-cash tax expense triggered prior to separation, recognized by the company's former parent with no impact to the stockholders' equity of Brighthouse Financial.

* Information regarding the non-GAAP and other financial measures included in this news release and a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this news release and/or the Third Quarter 2018 Brighthouse Financial, Inc. Financial Supplement (which is available on the Brighthouse Financial Investor Relations web page at http://investor.brighthousefinancial.com). Additional information regarding notable items can be found on the last page of this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

•	A $121 million net unfavorable impact related to reinsurance recaptures in the third quarter; and

•	Establishment costs of $69 million related to technology and branding expenses associated with the company's separation from its former parent.
Corporate expenses in the third quarter of 2018 were $242 million pre-tax, down from $288 million pre-tax in the second quarter of 2018.
Annuity sales increased 43 percent quarter-over-quarter and 9 percent sequentially, driven by an increase in sales of Shield and fixed indexed annuities.
During the quarter, the company repurchased $42 million of its common stock under its stock repurchase program announced on August 6, 2018.
“We are very pleased with our overall performance during the third quarter and, specifically, with our strong adjusted earnings and continued sales growth in annuities," commented Eric Steigerwalt, president and chief executive officer, Brighthouse Financial. “We remain focused on executing our strategy and believe that this strategy will generate long-term value for our shareholders, our distribution partners, and the clients they serve.”

Key Metrics (Unaudited, dollars in millions except share and per share amounts)

	As of or For the Three Months Ended
	September 30, 2018		September 30, 2017
	Total	Per share	Total	Per share
Net income (loss) available to shareholders (1)	$(271)	$(2.26)	$(943)	$(7.87)
Adjusted earnings (2), (3)	$270	$2.23	$(676)	$(5.64)
Weighted average common shares outstanding - diluted	120,641,572	N/A	119,773,106	N/A

Book value	$12,884	$108.45	$13,766	$114.93
Book value, excluding AOCI	$12,332	$103.80	$12,458	$104.01
Ending common shares outstanding	118,800,611	N/A	119,773,106	N/A

(1) Dilutive shares were not included in the calculation of net income (loss) available to shareholders per common share as inclusion of such shares would have an anti-dilutive effect.
(2) Per share amounts are on a diluted basis.
(3) The company uses the term “adjusted loss” throughout this news release to refer to negative adjusted earnings values.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Results by Business Segment and Corporate & Other (Unaudited, in millions)

	For the Three Months Ended
Adjusted earnings	September 30, 2018	June 30, 2018	September 30, 2017
Annuities	$401	$221	$355
Life	$61	$37	$6
Run-off	$(105)	$(6)	$83
Corporate & Other	$(87)	$(99)	$(1,120)

Sales (Unaudited, in millions)

	For the Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Annuities (1)	$1,541	$1,412	$1,074
Life	$2	$2	$5

(1) Annuities sales include sales of a fixed indexed annuity product sold by Massachusetts Mutual Life Insurance Company, representing 90% of gross sales of that product. Sales of this product were $302 million for the third quarter of 2018, $272 million for the second quarter of 2018, and $69 million for the third quarter of 2017.

Annuities
Adjusted earnings in the Annuities segment were $401 million in the current quarter, compared to adjusted earnings of $355 million in the third quarter of 2017 and adjusted earnings of $221 million in the second quarter of 2018.
The current quarter includes a $154 million favorable notable item related to the annual actuarial review completed during the quarter. The third quarter of 2017 included a $142 million favorable notable item related to the 2017 annual actuarial review. The second quarter of 2018 did not include any notable items.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect higher net investment income, partially offset by higher deferred acquisition cost ("DAC") amortization, and higher expenses. On a sequential basis, adjusted earnings, less notable items, reflect higher net investment income, lower expenses, and favorable taxes.
As mentioned above, annuity sales increased 43 percent quarter-over-quarter and 9 percent sequentially, driven by an increase in sales of Shield and fixed indexed annuities.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Life
Adjusted earnings in the Life segment were $61 million in the current quarter, compared to adjusted earnings of $6 million in the third quarter of 2017 and adjusted earnings of $37 million in the second quarter of 2018.
The current quarter includes $11 million of favorable notable items, primarily related to the annual actuarial review completed during the quarter. The third quarter of 2017 included $17 million of unfavorable notable items. The second quarter of 2018 did not include any notable items.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect higher net investment income and lower DAC amortization, partially offset by higher claims. On a sequential basis, adjusted earnings, less notable items, reflect lower expenses.
Life insurance sales were $2 million in the current quarter. The company is targeting a launch of a new life insurance product by the end of 2018.
Run-off
The Run-off segment had an adjusted loss of $105 million in the current quarter, compared to adjusted earnings of $83 million in the third quarter of 2017 and an adjusted loss of $6 million in the second quarter of 2018.
The current quarter includes $140 million of unfavorable notable items, primarily related to reinsurance recaptures. The third quarter of 2017 included $9 million of favorable notable items. The second quarter of 2018 did not include any notable items.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect higher claims and reserve development as well as lower net investment income, partially offset by lower expenses. On a sequential basis, adjusted earnings, less notable items, reflect lower claims, lower expenses, and higher net investment income.
Corporate & Other
Corporate & Other had an adjusted loss of $87 million in the current quarter, compared to an adjusted loss of $1.1 billion in the third quarter of 2017 and an adjusted loss of $99 million in the second quarter of 2018.
The current quarter includes an unfavorable notable item of $69 million related to establishment costs, as described above. The third quarter of 2017 included $1.1 billion of unfavorable notable items, primarily related to the non-cash tax expense described above. The second quarter of 2018 included $44 million of unfavorable notable items.
On a quarter-over-quarter basis, the adjusted loss, less notable items, reflects lower expenses, partially offset by lower net investment income. On a sequential basis, the adjusted loss, less notable items, reflects lower expenses and favorable taxes.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Net Investment Income and Adjusted Net Investment Income (Unaudited, in millions)

	For the Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net investment income	$853	$806	$761
Adjusted net investment income*	$852	$812	$780

Net Investment Income
Net investment income for the third quarter of 2018 was $853 million.
Adjusted net investment income for the quarter was $852 million. On a quarter-over-quarter basis, adjusted net investment income increased $72 million, primarily driven by growth in average invested assets, the ongoing repositioning of the investment portfolio, and higher alternative investment income. On a sequential basis, adjusted net investment income increased $40 million, primarily driven by higher alternative investment income, growth in average invested assets, and the ongoing repositioning of the investment portfolio.
The net investment income yield was 4.50 percent during the quarter.

Statutory Capital and Liquidity (Unaudited, in billions)

	As of
	September 30, 2018	June 30, 2018	September 30, 2017
Statutory combined total adjusted capital (1) (2)	$6.0	$6.0	$6.6

(1) Represents combined results for Brighthouse Life Insurance Company, Brighthouse Life Insurance Company of NY and New England Life Insurance Company.
(2) Reflects preliminary statutory results as of September 30, 2018.

Capitalization

Holding company liquid assets were $603 million at September 30, 2018.

Statutory total adjusted capital on a preliminary basis remained flat at $6.0 billion at September 30, 2018.

Variable annuity assets above the CTE98* level were in excess of $600 million at September 30, 2018, including the impact of NAIC variable annuity capital reform.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Earnings Conference Call
Brighthouse Financial plans to hold a conference call and audio webcast to discuss its financial results for the third quarter of 2018 at 8:00 a.m. Eastern Time on Tuesday, November 6, 2018.
To listen to the audio webcast via the internet, please visit the Brighthouse Financial Investor Relations web page at http://investor.brighthousefinancial.com. To join the conference call via telephone from within the U.S., please dial (844) 358-9117 and use conference ID 6369018. To join the conference call via telephone from outside the U.S., please dial +1 (209) 905-5952 and use conference ID 6369018.
A replay of the conference call will be made available until Friday, November 16, 2018 on the Brighthouse Financial Investor Relations webpage at http://investor.brighthousefinancial.com.

Investor Outlook Conference Call

As previously announced, Brighthouse Financial plans to hold an outlook conference call and audio webcast for investors and analysts on Monday, December 3, 2018, from 8:00 a.m. to 9:00 a.m. Eastern Time. Presenters will include members of Brighthouse Financial's senior management team.

Prior to the call, the company will make available on the Brighthouse Financial Investor Relations web page a presentation that management will reference in its prepared remarks.

To join the audio webcast via the internet, please visit the Brighthouse Financial Investor Relations web page at
http://investor.brighthousefinancial.com. To join the conference call via telephone from within the U.S., please dial
(844) 358-9117 and use conference ID 2763419. To join the conference call via telephone from outside the U.S., please dial +1 (209) 905-5952 and use conference ID 2763419.

A replay of the conference call will be made available until Friday, December 14, 2018 on the Brighthouse Financial Investor Relations web page at http://investor.brighthousefinancial.com.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Non-GAAP and Other Financial Disclosures

Our definitions of the non-GAAP and other financial measures may differ from those used by other companies.

Non-GAAP Financial Disclosures

We present certain measures of our performance that are not calculated in accordance with GAAP. We believe that these non-GAAP financial measures highlight our results of operations and the underlying profitability drivers of our business, as well as enhance the understanding of our performance by the investor community.

The following non-GAAP financial measures, previously referred to as operating measures, should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:	Most directly comparable GAAP financial measures:
adjusted earnings	net income (loss) available to shareholders (1)
adjusted earnings, less notable items	net income (loss) available to shareholders (1)
adjusted revenues	revenues
adjusted expenses	expenses
adjusted earnings per common share	earnings per common share, diluted (1)
adjusted earnings per common share, less notable items	earnings per common share, diluted (1)
adjusted return on equity	return on equity
adjusted return on equity, less notable items	return on equity
adjusted net investment income	net investment income
__________________
(1) Brighthouse uses net income (loss) available to shareholders to refer to net income (loss) available to Brighthouse Financial, Inc.'s common shareholders, and net income (loss) available to shareholders per common share to refer to earnings per common share, diluted.

Reconciliations to the most directly comparable historical GAAP measures are included for those measures which are presented herein. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable efforts to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income (loss) available to shareholders.

Adjusted Earnings, Adjusted Revenues and Adjusted Expenses
Adjusted earnings, which may be positive or negative, is used by management to evaluate performance, allocate resources and facilitate comparisons to industry results. This financial measure focuses on our primary businesses principally by excluding (i) the impact of market volatility, which could distort trends, and (ii) businesses that have been or will be sold or exited by us, referred to as divested businesses.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Adjusted earnings reflects adjusted revenues less adjusted expenses, both net of income tax, and excludes net income (loss) attributable to noncontrolling interests. Provided below are the adjustments to GAAP revenues and GAAP expenses used to calculate adjusted revenues and adjusted expenses, respectively.

The following are significant items excluded from total revenues, net of income tax, in calculating the adjusted revenues component of adjusted earnings:

•	Net investment gains (losses);

•
Net derivative gains (losses), except earned income on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment Hedge Adjustments”); and

•	Amortization of unearned revenue related to net investment gains (losses) and net derivative gains (losses) and certain variable annuity GMIB fees (“GMIB Fees”)(1).
The following are significant items excluded from total expenses, net of income tax, in calculating the adjusted expenses component of adjusted earnings:

•	Amounts associated with benefits and hedging costs related to GMIBs (“GMIB Costs”)(1);

•
Amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and market value adjustments associated with surrenders or terminations of contracts (“Market Value Adjustments”); and

•	Amortization of DAC and VOBA related to (i) net investment gains (losses), (ii) net derivative gains (losses), (iii) GMIB Fees and GMIB Costs and (iv) Market Value Adjustments(1).
The tax impact of the adjustments mentioned is calculated net of the U.S. statutory tax rate, which could differ from our effective tax rate.
Consistent with GAAP guidance for segment reporting, adjusted earnings is also our GAAP measure of segment performance.

Adjusted Earnings per Common Share and Adjusted Return on Equity
Adjusted earnings per common share and adjusted return on equity are measures used by management to evaluate the execution of our business strategy and align such strategy with our shareholders’ interests.
Adjusted earnings per common share is defined as adjusted earnings for the period divided by the weighted average number of fully diluted shares of common stock outstanding for the period.
Adjusted return on equity is defined as total annual adjusted earnings on a four quarter trailing basis, divided by the simple average of the most recent five quarters of total Brighthouse Financial, Inc.'s stockholders’ equity, excluding AOCI.

_______________________

(1) Collectively, amounts related to GMIB, excluding amounts recorded in NDGL, may be referred to as “GMIB adjustments.”

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Adjusted Net Investment Income
We present adjusted net investment income to measure our performance for management purposes, and we believe it enhances the understanding of our investment portfolio results. Adjusted net investment income represents net investment income including investment hedge adjustments and excluding the incremental net investment income from CSEs.

Other Financial Disclosures

Corporate Expenses
Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding and incentive compensation; and excludes establishment costs.

Notable items
Certain of the non-GAAP measures described above may be presented further adjusted to exclude notable items. Notable items reflect the impact on our results of certain unanticipated items and events, as well as certain items and events that were anticipated, such as establishment costs. The presentation of notable items and non-GAAP measures, less notable items is intended to help investors better understand our results and to evaluate and forecast those results.

Book Value per Common Share and Book Value per Common Share, excluding AOCI
Brighthouse uses the term “book value” to refer to “stockholders’ equity.” Book value per common share is defined as ending Brighthouse Financial, Inc.'s stockholders' equity, including AOCI, divided by ending common shares outstanding. Book value per common share, excluding AOCI, is defined as ending Brighthouse Financial, Inc.'s stockholders’ equity, excluding AOCI, divided by ending common shares outstanding.

CTE95
CTE95 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 5 percent of 1,000 capital market scenarios over the life of the contracts.

CTE98
CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 2 percent of 1,000 capital market scenarios over the life of the contracts.

Holding Company Liquid Assets
Holding company liquid assets include liquid assets in Brighthouse Financial, Inc., Brighthouse Holdings, LLC, and Brighthouse Services, LLC. Liquid assets include cash and cash equivalents, short-term investments and publicly traded securities excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include amounts received in connection with derivatives and collateral financing arrangements.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Sales
Statistical sales information for life sales is calculated using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Annuity sales consist of 100 percent of direct statutory premiums, except for fixed indexed annuity sales distributed through MassMutual that consist of 90 percent of gross sales. Annuity sales exclude company sponsored internal exchanges. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

Net Investment Income Yield
Similar to adjusted net investment income, we present net investment income yields as a performance measure we believe enhances the understanding of our investment portfolio results. Net investment income yields are calculated on adjusted net investment income as a percent of average quarterly asset carrying values. Asset carrying values exclude unrealized gains (losses), collateral received in connection with our securities lending program, freestanding derivative assets, collateral received from derivative counterparties and the effects of consolidating under GAAP certain VIEs that are treated as CSEs.

Adjusted Statutory Earnings
Adjusted statutory earnings is a measure of our insurance companies' ability to pay future distributions and are reflective of whether our hedging program functions as intended. Adjusted statutory earnings is calculated as statutory pre-tax income less the change in the variable annuities reserve methodology (Actuarial Guideline 43) while including the change in both the reserve and capital methodology based CTE95 calculation, as well as unrealized gains (losses) associated with the variable annuities risk management strategy.

Forward-Looking Statements

This news release and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” "guidance," "forecast," "objective," "continue," "aim," "plan," "believe" and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operating and financial results, as well as statements regarding the expected benefits of the separation from MetLife (the “Separation") and the recapitalization actions.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others: differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models; higher risk management costs and exposure to increased counterparty risk due to guarantees within certain of our products; the effectiveness of our exposure management strategy and the impact of such strategy on net income volatility and negative effects on our statutory capital; the additional reserves we will be required to hold against our variable annuities as a result of actuarial guidelines; a sustained period of low equity market prices and interest rates that are lower than those we assumed when we issued our variable annuity products; our degree of leverage due to indebtedness incurred in connection with the Separation; the effect adverse capital and credit market conditions may have on our ability to meet liquidity needs and our access to capital; the impact of changes in regulation and in supervisory and enforcement policies on our insurance business or other operations; the effectiveness of our risk management policies and procedures; the availability of reinsurance and the ability of our counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder; heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition; changes in accounting standards, practices and/or policies applicable to us; the ability of our insurance subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders; our ability to market and distribute our products through distribution channels; the impact of the Separation on our business and profitability due to MetLife's strong brand and reputation, the increased costs related to replacing arrangements with MetLife with those of third parties and incremental costs as a public company; any failure of third parties to provide services we need, any failure of the practices and procedures of these third parties and any inability to obtain information or assistance we need from third parties, including MetLife; whether the operational, strategic and other benefits of the Separation can be achieved, and our ability to implement our business strategy; whether all or any portion of the Separation tax consequences are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us; the uncertainty of the outcome of any disputes with MetLife over tax-related or other matters and agreements including the potential of outcomes adverse to us that could cause us to owe MetLife material tax reimbursements or payments or disagreements regarding MetLife's or our obligations under our other agreements; the impact on our business structure, profitability, cost of capital and flexibility due to restrictions we have agreed to that preserve the tax-free treatment of certain parts of the Separation; the potential material negative tax impact of the Tax Cuts and Jobs Act and other potential future tax legislation that could decrease the value of our tax attributes, lead to increased risk-based capital requirements and cause other cash expenses, such as reserves, to increase materially and make some of our products less attractive to consumers; whether the distribution of shares of Brighthouse Financial, Inc. common stock to MetLife's stockholders in connection with the Separation (the “Distribution”) will qualify for non-recognition treatment for U.S. federal income tax purposes and potential indemnification to MetLife if the Distribution does not so qualify; our ability to attract and retain key personnel; and other factors described from time to time in documents that we file with the U.S. Securities and Exchange Commission (the “SEC”).

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements included and the risks, uncertainties and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent Quarterly Reports on Form 10-Q, particularly in the sections entitled “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk,” as well as in our subsequent filings with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

About Brighthouse Financial, Inc.
Brighthouse Financial, Inc. (Brighthouse Financial) (Nasdaq: BHF) is on a mission to help people achieve financial security. As one of the largest providers of annuities and life insurance in the U.S., we specialize in products designed to help people protect what they've earned and ensure it lasts. Learn more at brighthousefinancial.com.

CONTACT

FOR INVESTORS David Rosenbaum (980) 949-3326 david.rosenbaum@brighthousefinancial.com	FOR MEDIA Tim Miller (980) 949-3121 tim.w.miller@brighthousefinancial.com

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Condensed Statements of Operations (Unaudited, in millions)

	For the Three Months Ended
Revenues	September 30, 2018	June 30, 2018	September 30, 2017
Premiums	$225	$223	$236
Universal life and investment-type product policy fees	972	962	1,025
Net investment income	853	806	761
Other revenues	105	98	93
Revenues before NIGL and NDGL	2,155	2,089	2,115
Net investment gains (losses)	(42)	(75)	21
Net derivative gains (losses)	(691)	(312)	(164)
Total revenues	$1,422	$1,702	$1,972

Expenses
Interest credited to policyholder account balances	$273	$269	$279
Policyholder benefits and claims	822	813	1,083
Amortization of DAC and VOBA	30	246	123
Interest expense on debt	40	36	34
Other expenses	625	655	577
Total expenses	1,790	2,019	2,096
Income (loss) before provision for income tax	(368)	(317)	(124)
Provision for income tax expense (benefit)	(99)	(79)	819
Net income (loss)	(269)	(238)	(943)
Less: Net income (loss) attributable to noncontrolling interests	2	1	—
Net income (loss) available to Brighthouse Financial, Inc.’s common shareholders	$(271)	$(239)	$(943)

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Condensed Balance Sheets (Unaudited, in millions)

	As of
ASSETS	September 30, 2018	June 30, 2018	September 30, 2017
Investments:
Fixed maturity securities available-for-sale	$62,279	$62,343	$63,565
Equity securities (1)	150	153	195
Mortgage loans, net	13,033	12,337	10,431
Policy loans	1,443	1,458	1,522
Real estate joint ventures	444	449	407
Other limited partnership interests	1,765	1,706	1,654
Short-term investments	116	177	1,149
Other invested assets (1)	2,099	2,305	2,736
Total investments	81,329	80,928	81,659
Cash and cash equivalents	2,144	2,135	1,698
Accrued investment income	675	607	641
Reinsurance recoverables	12,683	12,745	12,727
Premiums and other receivables	868	848	864
DAC and VOBA	6,050	5,968	6,414
Current income tax recoverable	878	814	1,772
Other assets	583	580	647
Separate account assets	111,736	111,587	116,857
Total assets	$216,946	$216,212	$223,279

LIABILITIES AND EQUITY
Liabilities
Future policy benefits	$35,748	$35,816	$36,035
Policyholder account balances	39,446	38,407	37,298
Other policy-related balances	2,907	2,941	2,964
Payables for collateral under securities loaned and other transactions	4,043	4,265	4,569
Long-term debt	3,966	3,607	3,615
Deferred income tax liability	576	684	2,116
Other liabilities	5,575	5,405	5,994
Separate account liabilities	111,736	111,587	116,857
Total liabilities	203,997	202,712	209,448
Equity
Common stock	1	1	1
Additional paid-in capital	12,469	12,444	12,418
Retained earnings (deficit)	(96)	175	39
Treasury stock	(42)	—	—
Accumulated other comprehensive income (loss)	552	815	1,308
Total Brighthouse Financial, Inc.’s stockholders’ equity	12,884	13,435	13,766
Noncontrolling interests	65	65	65
Total equity	12,949	13,500	13,831
Total liabilities and equity	$216,946	$216,212	$223,279

(1) The Company reclassified $70 million as of September 30, 2017 of Federal Home Loan Bank common stock from equity securities to other invested assets, principally at estimated fair value, to conform to current presentation.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Reconciliation of Net Income (Loss) Available to Shareholders to Adjusted Earnings and Reconciliation of Net Income (Loss) Available to Shareholders per Common Share to Adjusted Earnings per Common Share (Unaudited, in millions except per share data)

	For the Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net income (loss) available to shareholders	$(271)	$(239)	$(943)
Adjustments from net income (loss) available to shareholders to adjusted earnings:
Less: Net investment gains (losses)	(42)	(75)	21
Less: Net derivative gains (losses)	(693)	(316)	(182)
Less: GMIB adjustments (1)	26	(38)	(416)
Less: Amortization of DAC and VOBA related to net investment gains (losses) and net derivative gains (losses)	24	(77)	(78)
Less: Market value adjustments	7	8	(1)
Less: Other (1)	(4)	1	28
Less: Provision for income tax (expense) benefit on reconciling adjustments	141	105	361
Adjusted earnings	$270	$153	$(676)

Net income (loss) available to shareholders per common share	$(2.26)	$(2.01)	$(7.87)
Less: Net investment gains (losses)	(0.35)	(0.64)	0.18
Less: Net derivative gains (losses)	(5.79)	(2.64)	(1.52)
Less: GMIB adjustments (1)	0.22	(0.32)	(3.47)
Less: Amortization of DAC and VOBA related to net investment gains (losses) and net derivative gains (losses)	0.20	(0.64)	(0.65)
Less: Market value adjustments	0.06	0.07	(0.01)
Less: Other (1)	(0.03)	0.01	0.23
Less: Provision for income tax (expense) benefit on reconciling adjustments	1.18	0.88	3.01
Less: Impact of inclusion of dilutive shares	0.02	—	—
Adjusted earnings per common share	$2.23	$1.27	(5.64)

(1) Certain amounts in the prior periods have been reclassified to conform to the current period presentation.

Reconciliation of Net Investment Income to Adjusted Net Investment Income (Unaudited, in millions)

	For the Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net investment income	$853	$806	$761
Less: Investment hedge adjustments	(2)	(3)	(18)
Less: Incremental net investment income from CSEs	3	(3)	(1)
Adjusted net investment income	$852	$812	$780

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Notable Items (Unaudited, in millions)

	For the Three Months Ended
NOTABLE ITEMS IMPACTING ADJUSTED EARNINGS	September 30, 2018	June 30, 2018	September 30, 2017
Actuarial items and other insurance adjustments	$(25)	$—	$(134)
Establishment costs	69	44	31
Separation related transactions	—	—	1,073
Total notable items (1)	$44	$44	$970

NOTABLE ITEMS BY SEGMENT AND CORPORATE & OTHER
Annuities	$(154)	$—	$(142)
Life	(11)	—	17
Run-off	140	—	(9)
Corporate & Other	69	44	1,104
Total notable items (1)	$44	$44	$970

(1) Notable items reflect the negative (positive) after-tax impact to adjusted earnings of certain unanticipated items and events, as well as certain items and events that were anticipated, such as establishment costs. The presentation of notable items is intended to help investors better understand our results and to evaluate and forecast those results.